Exhibit 1.2

COMCAST CORPORATION

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

(DEBT SECURITIES)

NOVEMBER 23, 2015

From time to time, Comcast Corporation, a Pennsylvania corporation (the “Company”), may, alone or together with NBCUniversal Media, LLC and Comcast Cable Communications, LLC (together, the “Guarantors”), enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

The Company proposes to issue from time to time its senior debt securities (the “Debt Securities”), which Debt Securities may, if so designated, be convertible into the Company’s Class A Common Stock, par value $0.01 per share. The Debt Securities may be guaranteed (the “Guarantees”) on an unsecured basis by the Guarantors.

The Company and the Guarantors have filed with the Securities and Exchange Commission (the “Commission”) a registration statement including a prospectus relating to the Debt Securities and the Guarantees and have filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), specifically relating to the Debt Securities and the Guarantees, if applicable, offered pursuant to this Agreement (the “Offered Securities”). The term “Registration Statement” means the registration statement as amended to the date of this Agreement, including any additional registration statement filed by the Company pursuant to Rule 462(b). The term “Base Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Base Prospectus. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The term “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act. The term “Disclosure Package” means the Base Prospectus and preliminary prospectus, if any, together with any additional documents or other information identified in Schedule I to this Agreement. As used herein, the terms “Base Prospectus,” “Prospectus,” “preliminary prospectus” and “Disclosure Package” shall include in each case the documents, if any, incorporated by reference therein. As used herein, the term “Applicable Time” means the time and date at which this Agreement is deemed to be executed or such other time as agreed in writing by the Company and the Managers. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Agreement, “Issuers” means the Company and includes the Guarantors if Guarantees are offered pursuant to this Agreement.

1. Representations and Warranties. The Issuers, jointly and severally, represent and warrant to each of the Underwriters as of the Applicable Time that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Disclosure Package or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

(c) The Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing representations and warranties do not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee on Form T-1 (the “Form T-1”) or (ii) statements or omissions in the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto based upon information furnished to the Issuers in writing by any Underwriter through the Managers expressly for use therein.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not made, used, prepared, authorized, approved or referred to any offer relating to the Offered Securities that would constitute a free writing prospectus other than (i) any written communications furnished in advance to the Managers; (ii) an electronic road show, if any, furnished to the Managers before first use; or (iii) free writing prospectuses identified on Schedule I to this Agreement, including the term sheet as set forth in Schedule II to this Agreement. Any such free writing prospectus as of its issue date complied in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and was filed with the Commission in accordance with the Securities Act (to the extent required pursuant to Rule 433(d) thereunder).

(e) The execution and delivery by each Issuer of, and the performance by each Issuer of its obligations under, this Agreement, each indenture under which the Offered Securities are to be issued, and the Offered Securities, will not contravene any provision of applicable law or the articles of incorporation or by-laws of any Issuer or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each Issuer of its obligations under this Agreement, each indenture under which the Offered Securities are to be issued or the Offered Securities, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Offered Securities; provided, however, that no representation is made as to whether the purchase of the Offered Securities constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

(f) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or by-laws (or similar organizational documents) or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any contract, except to the extent such default would not have a material adverse effect.

(g) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package (exclusive of any amendments or supplements thereto effected subsequent to the date of the Agreement).

(h) There are no legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement or the Disclosure Package and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Disclosure Package or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(i) Each of the Company and its consolidated subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

2. Public Offering. The Issuers are advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Managers’ judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Disclosure Package and the Prospectus.

3. Purchase and Delivery. Except as otherwise provided in this Section 3, payment for the Offered Securities shall be made to the Company in Federal or other funds immediately available in New York City at the time and place set forth in this Agreement, upon delivery to the Managers for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Managers shall request in writing not less than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.

4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) Subsequent to the Applicable Time and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any Issuer or any of the securities of any Issuer by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Disclosure Package, that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Disclosure Package; and the Managers shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. Such certificate shall also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

(c) The Managers shall have received on the Closing Date an opinion of Arthur R. Block, Esquire, Executive Vice President, General Counsel and Secretary of the Company (or another lawyer of the Company reasonably satisfactory to the Underwriters), dated the Closing Date, to the effect (as applicable) that:

(i) the Company is validly existing as a corporation subsisting under the laws of the Commonwealth of Pennsylvania and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the business or financial condition of the Company and its subsidiaries, as a whole);

(ii) each indenture under which the Offered Securities are to be issued, has been duly authorized, executed and delivered by the Company;

(iii) this Agreement has been duly authorized, executed and delivered by the Company;

(iv) all of the issued shares of capital stock or membership interests, as applicable, of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable (with respect to such shares of capital stock), and (except for directors’ qualifying shares and except as otherwise set forth in the Disclosure Package) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(v) the Company has an authorized capitalization as set forth in the Disclosure Package, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(vi) the Offered Securities to be offered by the Company have been duly authorized by the Company;

(vii) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution and delivery by each Issuer of, and the performance by each Issuer of its obligations under, each indenture under which the Offered Securities are to be issued, the Offered Securities and this Agreement will not contravene (A) any provision of the laws of the Commonwealth of Pennsylvania or any federal law of the United States of America that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by each indenture under which the Offered Securities are to be issued, the Offered Securities and this Agreement (except with respect to federal, state or foreign securities laws or to laws relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion), (B) the articles of incorporation or bylaws or equivalent organizational documents of any Issuer, or (C) to the best of such counsel’s knowledge, any material agreement or other material instrument binding upon such Issuer;

(viii) no consent, approval, authorization, or order of, or qualification with any state governmental body or agency under the laws of the Commonwealth of Pennsylvania, any federal law of the United States of America, or to the best of such counsel’s knowledge, any other state or jurisdiction of the United States, that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by each indenture under which the Offered Securities are to be issued, the Offered Securities and this Agreement is required for the performance by any Issuer of its obligations under each indenture under which the Offered Securities are to be issued, the Offered Securities and this Agreement (except such as may be required under federal, state or foreign securities or Blue Sky laws and with respect to consents, approvals and authorizations relating specifically to the cable communications industry as to which such counsel is not called upon to express any opinion);

(ix) subject to such qualification as may be set forth in the Disclosure Package, the Company and its subsidiaries have, and are in material compliance with, such franchises, and to the best knowledge of such counsel after reasonable investigation, such licenses and authorizations, as are necessary to own their properties and to conduct their business in the manner described in the Disclosure Package, except where the failure to have, or comply with, such franchises, licenses and authorizations would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries, as a whole, and such franchises, licenses and authorizations contain no materially burdensome restrictions not adequately described in the Disclosure Package, which restrictions would have a material adverse effect on the business or financial condition of the Company and its subsidiaries, as a whole;

(x) the statements included in (A) Item 3 of the Company’s and NBCUniversal Media, LLC’s most recent Annual Report on Form 10-K incorporated by reference in the Disclosure Package, (B) Part II, Item 1 under the caption “Legal Proceedings” of the Company’s and NBCUniversal Media, LLC’s most recent Quarterly Report on Form 10-Q, if any, incorporated by reference in the Disclosure Package, (C) the Registration Statement in Item 15 and (D) the Disclosure Package under the caption “Description of Capital Stock,”1 insofar as such statements summarize the legal matters, documents or proceedings referred to therein, fairly summarize such legal matters, documents and proceedings in all material respects;

(xi) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which is required to be described in the Registration Statement or the Disclosure Package and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

[1]	The inclusion of Section 4(c)(x)(D) is only required for issuances of convertible debt.

(xii) the securities into which the Offered Securities are convertible, initially reserved for issuance upon conversion of the Offered Securities (the “Underlying Securities”), have been duly authorized and reserved for issuance; and

(xiii) when the Underlying Securities are issued upon conversion of the Offered Securities in accordance with the terms of the Offered Securities, such Underlying Securities will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or other right to subscribe for or purchase such Underlying Securities.

Such counsel shall also state that nothing has come to his attention that causes him to believe that (1) on the date of this Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) at the Applicable Time, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; or (3) that the Prospectus as of the date of this Agreement or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make statements therein, in the light of the circumstances under which they are made, not misleading.

With respect to the preceding paragraph, such counsel may state that his belief is based upon his participation in the preparation of the Registration Statement, Disclosure Package, Prospectus and the documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified. Such counsel need not pass upon or assume responsibility for the accuracy, completeness or fairness of the statements contained in, and need not have checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in Registration Statement, Disclosure Package, and the Prospectus, except as specified. Such counsel is not called to pass upon, and need express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package, the Prospectus or the Statement of Eligibility of the Trustee on Form T-1. In addition, such counsel need not express a view as to the conveyance of the Disclosure Package or the information contained therein to the purchasers of the Offered Securities.

In expressing his opinion as to questions of the law of jurisdictions other than the Commonwealth of Pennsylvania and the United States, such counsel may rely to the extent reasonable on such counsel as may be reasonably acceptable to counsel to the Underwriters. In addition, such counsel may reasonably rely as to questions of fact on certificates of responsible officers of the Company.

(d) The Managers shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, special counsel for the Company, dated the Closing Date, to the effect that:

(i) each Guarantor is validly existing as a limited liability company in good standing under the laws of the State of Delaware;

(ii) each indenture under which the Offered Securities are to be issued has been duly authorized, executed and delivered by each Guarantor and, assuming each indenture under which the Offered Securities are to be issued has been duly authorized, executed and delivered by the Company and duly executed and delivered by the respective trustee thereto, each indenture under which the Offered Securities are to be issued is a valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (except with respect to the (A) enforceability of any waiver of rights under any usury or stay law, and (B) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Offered Securities to the extent determined to constitute unearned interest, as to which such counsel is not called upon to express any opinion);

(iii) the Guarantees have been duly authorized, and, assuming the Offered Securities have been authorized by the Company, when the Offered Securities have been duly executed and authenticated in accordance with the provisions of each relevant indenture under which the Offered Securities are to be issued and delivered to and paid for by the Underwriters pursuant to this Agreement, the Offered Securities will be valid and binding obligations of the Company and the Guarantees will be valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; and will be entitled to the benefits of each relevant indenture under which the Offered Securities are to be issued (except with respect to the (A) enforceability of any waiver of rights under any usury or stay law, and (B) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Offered Securities to the extent determined to constitute unearned interest, as to which such counsel is not called upon to express any opinion);

(iv) this Agreement has been duly authorized, executed and delivered by each Guarantor party hereto;

(v) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution and delivery by each Issuer of, and the performance by each Issuer of its obligations under each indenture under which the Offered Securities are to be issued, the Offered Securities and this Agreement, will not contravene (A) any provision of laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by each indenture under which the Offered Securities are to be issued, the Offered Securities and this Agreement (except with respect to federal, state or foreign securities laws or to laws relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion), or (B) the certificate of incorporation or bylaws or equivalent organizational documents of any Guarantor; and

(vi) no consent, approval, authorization or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by each indenture under which the Offered Securities are to be issued, the Offered Securities and this Agreement (except such as may be required under federal, state or foreign securities or Blue Sky laws and with respect to consents, approvals and authorizations relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion).

Such counsel shall state that they have considered the statements included in the Prospectus Supplement under the caption “Description of the Notes” and in the Base Prospectus under the caption “Description of Debt Securities and Guarantees” insofar as they summarize provisions of each indenture under which the Offered Securities are to be issued and, the Offered Securities and that in their opinion such statements fairly summarize these provisions in all material respects. Such counsel shall also state that the statements included in the Prospectus Supplement under the caption “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

Such counsel shall also state that (a) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (b) nothing has come to the attention of such counsel that causes them to believe that, insofar as relevant to the offering of the Offered Securities, (1) on the date of this Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) at the Applicable Time, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; or (3) the Prospectus as of the date of this Agreement or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make statements therein, in the light of the circumstances under which they are made, not misleading.

With respect to the preceding paragraph, Davis Polk & Wardwell LLP may state that their belief is based upon information gained in the performance of their services, but is without independent check or verification except as specified. Such counsel need not pass upon or assume responsibility for the accuracy, completeness or fairness of statements contained in, and need not have checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in, the Registration Statement, the Disclosure Package and the Prospectus, except as specified. In addition, such counsel is not called to pass upon, or express any view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package, the Prospectus or the Form T-1. Such counsel need not express a view as to the conveyance of the Disclosure Package of the information contained therein to investors.

(e) The Managers shall have received on the Closing Date an opinion of internal communications counsel for the Company, dated the Closing Date, to the effect that:

(i) no approval of the Federal Communications Commission (the “FCC”) is required in connection with the issuance and sale of the Offered Securities;

(ii) the execution and delivery of this Agreement, each indenture under which the Offered Securities are to be issued, by each Issuer, the fulfillment of the terms set forth herein and therein by each Issuer and the consummation of the transactions contemplated hereby and thereby by each Issuer do not violate any statute, regulation or other law of the United States relating specifically to the cable communications industry (except as otherwise explicitly set forth in the Disclosure Package) or, to the knowledge of such counsel, any order, judgment or decree of any court or governmental body of the United States relating specifically to the cable communications industry and applicable to such Issuer or any subsidiary, and which violation would have a material adverse effect on the business or financial condition of such Issuer and its subsidiaries, as a whole;

(iii) the statements in the Company’s and NBCUniversal Media, LLC’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement, the Disclosure Package and Prospectus relating specifically to the cable communications industry, as updated by the Company’s and NBCUniversal Media, LLC’s most recent Quarterly Reports on Form 10-Q, if any, and Current Reports on Form 8-K, if any, incorporated in the Registration Statement, the Disclosure Package and the Prospectus and as updated by the Disclosure Package, insofar as they are, or refer to, statements of federal law or legal conclusions, have been reviewed by such counsel and present in all material respects the information called for with respect to such statements of federal law or legal conclusions; and

(iv) such counsel does not know of any proceeding pending before the FCC to which the Company or any of its subsidiaries is a party or involving the cable communications properties, licenses or authorizations of the Company and its subsidiaries, or of any cable communications law or regulation relevant thereto required to be described in the Registration Statement or the Disclosure Package pursuant to Regulation S-K promulgated under the Securities Act, which is not described as required.

(f) The Managers shall have received on the Closing Date an opinion of Cahill Gordon & Reindel llp, counsel for the Underwriters, dated the Closing Date, covering the matters requested by and in form and substance reasonably satisfactory to the Managers.

(g) The Managers shall have received on the date hereof a letter dated such date and on the Closing Date a letter dated such date, in each case in form and substance satisfactory to the Managers, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information reviewed by them contained in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and each other firm of independent accountants, if any, who audited or reviewed financial statements contained in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to such financial statements and financial information.

(h) The Managers shall have received on the date hereof or on the Closing Date, as applicable, such additional documents as the Managers shall have reasonably requested to confirm compliance with the conditions to Closing listed herein.

5. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Issuers covenant as follows:

(a) To furnish to the Managers, without charge, a copy of the Registration Statement and two signed copies of any post-effective amendment thereto specifically relating to the Offered Securities (including exhibits thereto and documents incorporated therein by reference) and, during the period mentioned in paragraph (f) below, as many copies of the Disclosure Package, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as the Managers may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, to furnish the Managers a copy of each such proposed amendment or supplement.

(c) Before filing, using or referring to any free writing prospectus relating to the Offered Securities, to furnish the Managers a copy of each such free writing prospectus.

(d) Not to take any action that would result in an Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Disclosure Package is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, or if any event shall occur as a result of which any free writing prospectus included as part of the Disclosure Package conflicts with the information contained in the Registration Statement then on file, the Company shall forthwith prepare and furnish, at its expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to the Company), either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading or so that any free writing prospectus which is included as part of the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement.

(f) If, during such period after the first date of the public offering of the Offered Securities during which in the opinion of counsel to the Managers the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, forthwith to prepare and furnish, at its expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to the Company) to which Offered Securities may have been sold by the Managers on behalf of the Underwriters and to any other dealers on request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading.

(g) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such U.S. jurisdictions as the Managers shall reasonably request.

(h) To make generally available to the Company’s security holders as soon as practicable an earnings statement covering the twelve month period beginning on the first day of the first fiscal quarter commencing after the date hereof, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (which may be accomplished by making generally available the Company’s financial statements in the manner provided for by Rule 158 of the Securities Act).

6. Covenants of the Underwriters. In further consideration of the agreements of the Issuers herein contained, each Underwriter severally covenants as follows:

(a) Not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b) Not to use, refer to or distribute any free writing prospectus except:

(i) a free writing prospectus that (A) is not an issuer free writing prospectus and (B) contains only information describing the preliminary terms of the Offered Securities or the offering thereof, which information is limited to the categories of terms referenced on Schedule II to this Agreement or otherwise permitted under Rule 134 of the Securities Act;

(ii) a free writing prospectus as shall be agreed in writing with the Company that is not distributed, used or referred to by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination (unless the Company consents in writing to such dissemination); or

(iii) a free writing prospectus identified in Schedule I to this Agreement as forming part of the Disclosure Package.

7. Indemnification and Contribution. The Issuers, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Disclosure Package (as amended or supplemented), any issuer free writing prospectus as defined under Rule 433(d) under the Securities Act or the Prospectus (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to any Issuer in writing by such Underwriter through the Managers expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus, any issuer free writing prospectus or the Disclosure Package shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling any such Underwriter, if (a) the Issuers have notified such Underwriter that any preliminary prospectus, any issuer free writing prospectus or the Disclosure Package contains an untrue statement of a material fact or an omission to state a material fact necessary to make the statements therein not misleading, (b) the Issuers provided a copy of any such preliminary prospectus, issuer free writing prospectus or Disclosure Package (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or a separate free writing prospectus correcting such material misstatement or omission to the contact of the Managers indicated in the notice provision contained in this Agreement sufficiently in advance of first entering into a contract of sale of Offered Securities with such person (the “Time of Sale”) so that such preliminary prospectus, issuer free writing prospectus or Disclosure Package (as so amended or supplemented but without reference to documents incorporated by reference therein) or separate free writing prospectus could have been conveyed to such person prior to the Applicable Time, and (c) the information contained in any such corrected preliminary prospectus, issuer free writing prospectus, Disclosure Package or separate free writing prospectus was not conveyed by or on behalf of such Underwriter to such person, if required by law so to have been conveyed, at or prior to the Time of Sale, and if such corrected preliminary prospectus, issuer free writing prospectus, or Disclosure Package (as so amended or supplemented but without reference to documents incorporated by reference therein) or separate free writing prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Issuer, their respective directors and officers who sign the Registration Statement and each person, if any, who controls an Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to such Underwriter, but only with reference to information relating to such Underwriter furnished to any Issuer in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Disclosure Package, any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by the Managers. In the case of any such separate firm for the Issuers and such directors, officers and controlling persons of the Issuers, such firm shall be designated in writing by the Issuers. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify, to the extent provided in the two immediately preceding paragraphs, the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in the first or second paragraph of this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities for which indemnification is provided herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Issuers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreement contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Issuers, their respective officers or directors or any other person controlling an Issuer and (iii) acceptance of and payment for any of the Offered Securities.

8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Managers by notice given by the Managers to the Issuers, if (a) after the Applicable Time and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, or the Financial Industry Regulatory Authority, (ii) trading of any securities of the Company shall have been suspended on the Nasdaq Global Select Market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Managers, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Disclosure Package.

The Issuers will pay and bear all costs and expenses incident to the performance of their obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses, the Disclosure Package, any free writing prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereto to the Underwriters, (b) the preparation, printing and distribution of this Agreement, each indenture under which the Offered Securities are to be issued and Blue Sky Memorandum, (c) the delivery of the Offered Securities to the Underwriters, (d) the fees and disbursements of the Issuers’ counsel and accountants, (e) the qualification of the Offered Securities under the applicable state securities or Blue Sky laws in accordance with Section 5, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with any Blue Sky survey and any legal investment survey, (f) all fees payable to the Financial Industry Regulatory Authority in connection with the review, if any, of the offering of the Securities, (g) any fees charged by rating agencies for rating the Offered Securities and (h) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with each indenture under which the Offered Securities are to be issued and the Offered Securities. Except as specifically provided elsewhere herein, the Underwriters will pay all of their own costs and expenses, including without limitation the fees and expenses of their counsel and the expenses of selling presentations.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuers shall be unable to perform their obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder. This provision shall survive the termination or cancellation of this Agreement.

9. Defaulting Underwriters. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally and not jointly in the proportions that the amount of Offered Securities set forth opposite their respective names bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Managers and the Issuers for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Issuers. In any such case either the Managers or the Issuers shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Counterparts. This Agreement may be signed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

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